FOR IMMEDIATE RELEASE
Contact: Marshall Murphy
(469) 549-3005

NATIONSTAR REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

•	2014 GAAP EPS of $2.45; driven by core operations and diversification of earnings

•	2014 Core EPS of $2.86; 61% increase year-over-year

•	Servicing: Closed $48 billion of servicing in 2014; closed $9 billion of servicing YTD’15; $35 billion of additional commitments to-date in 2015; full year core earnings margin up 19% year-over-year

•
Solutionstar: Nearly 21,000 property sales in 2014; launched HomeSearch 2.0 exchange; closed strategic acquisitions - Real Estate Digital and Experience 1 / Title365; full year earnings up 295% year-over-year

•	Originations: Consumer direct focus; reduced turn-times; full-year core earnings up 25% year-over-year

•	Launched customer feedback portal; launching Customer for Life and Customer Select campaigns to enhance the customer experience

•	Strengthened capital position and retired $285 million of corporate debt during 2014

•	Increased operating cash flow to $363 million; up $328 million year-over-year

Dallas, TX (February 26, 2015) - Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services company, today reported financial results for its fourth quarter and full year ended December 31, 2014.

Full Year 2014 Financial Results
Net income for the year was $221 million, or $2.45 per share, up from $217 million, or $2.40 per share for full-year 2013. Nationstar generated core EPS of $2.86 per share, up 61% from 2013, due to greater earnings contribution from core operations versus increases in the fair value of mortgage servicing rights. Core EPS was up year-over-year as a function of increased servicing earnings, significant growth in the Solutionstar business from increased property sales, valuation and title orders, and more stable originations earnings. Operating cash flow increased over 900% to $363 million for 2014.

Fourth Quarter 2014 Financial Results
Nationstar reported quarterly net income of $19 million, or $0.21 per share for the fourth quarter, down from $111 million or $1.22 per share in the third quarter. Excluding a deferred tax allowance released in the third quarter, Q3'14 net income was $68 million, or $0.75 per share. GAAP EPS in the quarter was down principally due to a $46 million non-cash MSR mark-to-market adjustment and increased amortization in our servicing segment. Core EPS for the quarter was $0.58, down from $0.80 in the third quarter. Core EPS was down principally related to increased amortization and higher servicing expenses in the quarter. Core EPS excludes one-time items and MSR fair value adjustments. We generated strong operating cash flows during the quarter of $118 million, similar to operating cash flows generated during the third quarter, indicative that the primary driver of the decrease in earnings quarter over quarter was related to non-cash items such as amortization and MSR fair value adjustments.

“Heading into 2015, growth prospects for Nationstar are significant, and we are well positioned from a capital, technology and operational perspective,” said Jay Bray, Chief Executive Officer. “Looking forward we believe customer satisfaction is a source of competitive advantage and a single customer provides extreme value to our portfolio over time. We are relentlessly focused on retaining our ‘Customers for Life’ through a robust suite of products and solutions, offered at a competitive price, with a customer-centric focus.”

Business Highlights
Servicing Segment
The servicing segment generated $327 million of core pretax earnings in 2014, up from $316 million in 2013. Servicing core margin increased year-over-year from 26% to 30% as we executed on profitability initiatives that reduced cost per loan and improved the performance of acquired portfolios. The initiatives reduced operating costs by 17%. Nationstar’s servicing portfolio ended 2014 at $381 billion, nearly in line with the 2013 ending balance despite a challenging transfer market. Nationstar completed over 80,000 workouts during 2014 that contributed to an overall decline in the 60+ day delinquency rate from 11.8% to 9.9%. The servicing portfolio CPR declined during 2014 to 13.3%, down from 14.8% in 2013. The decrease in delinquency and reduction in CPR will have a positive impact on servicing profitability over time through the extension of cash flows and a lower operating cost structure due to performing loans being less costly to service.

Solutionstar Segment
The Solutionstar segment generated $133 million of pretax earnings in 2014, up 295% from $34 million in 2013. Solutionstar margin increased year-over-year from 23% to 41% due to an increase in property sales and an increase in unit volume orders in our valuation, title and closing services as a result of the expansion in our existing client relationships. Solutionstar sold nearly 21,000 properties over the course of 2014, a 68% increase from 2013. Additionally, Solutionstar sold its first third-party property through the HomeSearch platform in the fourth quarter and has 47 agreements to sell properties on behalf of third-party clients. We expect the economics of the additional third-party business to begin to materialize in 2015.

Originations Segment
The originations segment generated $209 million of core pretax earnings in 2014, up 25% from $168 million in 2013. Originations core margin increased year-over-year from 24% to 36% as a result of the strategic decision to exit lower margin channels in late 2013, increased margins on consumer direct originated loans and maximizing capacity utilization on a single integrated platform. Nationstar funded $16.9 billion of volume in 2015, with approximately 67% of the volume from the consumer direct channel. In

2014, 28% of all originations were purchase money as compared to 17% in 2013, reflecting the broader market shift toward more purchase money originations as the housing market recovers. The recapture rate in 2014 was 34%.

2015 Outlook
Business Outlook
Nationstar acquired most of its servicing assets at, or near, historic low valuations, improved the performance of the portfolios, cross-sold additional high-quality origination and ancillary services, and increased the value and stream of portfolio cash flows, enabling Nationstar to make additional investments in other accretive opportunities. Looking forward, we believe Nationstar is one of the best positioned servicers to acquire additional servicing portfolios based on this proven track record. Ultimately, Nationstar’s success depends on our ability to work productively with our customers, regulators and investors.

During the first quarter of 2015, Nationstar has entered into new commitments to acquire $35 billion of agency servicing assets, primarily from two counterparties. Assuming a 12% annual run-off, we have already replenished 95% of the servicing annuity and are well on our way to achieving our 10%, or greater, UPB growth target for the year. Transfer activity from both banks and non-banks has increased since the end of 2014, and is expected to remain elevated over the course of 2015 when compared against 2014. In addition to growing our servicing portfolio, Nationstar continues to evaluate ways to improve efficiency, reduce delinquencies, strengthen the transfer process and increase overall profitability.

Technology Outlook
Nationstar is committed to transforming the home ownership experience through the deployment of new innovative technologies to make the home purchase experience simpler, accessible and transparent for all market participants.

In the first quarter of 2015, Solutionstar will deploy its next generation technology for HomeSearch.com which delivers a state-of-the-art experience to allow customers to seamlessly purchase distressed and non-distressed property listings starting with one click. This new version of HomeSearch will contain over 75% of all active MLS listings in the United States. HomeSearch offers an enticing value proposition to customers by launching the first ever end-to-end residential real estate search and transaction engine where the customer could receive up to 1% cash back at closing. Unlike traditional real estate transactions that are notoriously complicated, HomeSearch customers will be able to select a real estate agent from a panel or retain their own agent as they are effortlessly guided through the process, all while a specialist is available to answer any questions. The platform integrates all of the front and back-end services with an unbeatable value proposition of “1 click, 1 call, 1% savingsTM.."

With the launch of the next generation HomeSearch.com platform, Solutionstar will possess an industry leading real estate search and transaction portal and software ecosystem providing enhanced technology and data solutions to homebuyers, home sellers, real estate agents and companies engaged in residential real estate transactions. Solutionstar utilizes the power of technology and data analytics to deliver a comprehensive suite of end-to-end services, from front-end real estate auctions to world class back-office software and services for agents/brokers, appraisal, title, close and escrow.

Nationstar continues to invest in and develop technologies, comprising both back-office work flow processing systems as well as consumer-facing products that will be deployed over the course of 2015. We expect these technologies to have a top and bottom line impact through new revenue streams and efficiency improvements that will reduce our operating costs. Additional details on these technology initiatives will be provided in upcoming quarters.

Customers
Providing customers a best-in class experience will result in significant tangible benefits to customers, shareholders, regulators and the GSEs. Recent progress towards this goal includes the launch of the customer feedback portal that allows customers to easily provide feedback, have direct interaction with support staff, track complaint statistics, including progress towards stated goals, and provide transparency for all constituents.

The next step in improving the customer experience includes the upcoming launch of the “Customer for Life” and “Customer Select” campaigns. These initiatives represent the next evolution for engaging with customers, including providing useful data and insights, more personalized service and a strong value proposition. The Customer Select program will combine real estate and home loan services thereby potentially reducing the cost of buying, selling, or refinancing a house by thousands of dollars. These initiatives will strengthen the relationship with the next generation of homeowners by reducing transaction costs, providing timely data and insights, and automating time consuming manual processes.

Providing existing and future customers with exceptional service, technologies and products will increase the value of the servicing portfolio as a result of greater customer retention and a longer time horizon over which to deliver innovative services. Finally, a best-in-class homeownership experience will improve standing with investors, including the agencies, thereby increasing opportunities to selectively acquire additional portfolios.

Conference Call Webcast and Investor Presentation
Chief Executive Officer, Jay Bray, and Chief Financial Officer, Robert Stiles, will host a conference call for investors and analysts to discuss Nationstar’s fourth quarter and full year 2014 results and other general business matters at 9:00 a.m. ET on Thursday, February 26, 2014. To listen to the event live or in an archive which will be available for 14 days, visit the investor section of Nationstar's website at http://www.nationstarmtg.com. The conference call will also be accessible by dialing 1-866-318-8611, or 1-617-399-5130 internationally. Please use the participant passcode 79218194 to access the live conference call. An investor presentation will also be available on the investor section of Nationstar's website at http://www.nationstarmtg.com.

Non-GAAP Financial Measures
This disclaimer applies to every usage of “Core Earnings per Share” or “Core EPS”, "Core Pretax Earnings," "Core Earnings," "Operating Cash Flow" and “Servicing Core Pretax Earnings” in this release. Core EPS is a metric that is used by management to normalize earnings for one-time expenses and changes in fair value of the MSR. Core pretax earnings and core earnings are metrics used by management to exclude certain non-recurring items, and changes in the fair value of the MSR, in an attempt to provide better earnings per share comparison to prior periods. Operating Cash Flow is a metric that is used by management to provide an estimate of cash flow generated by the operating segments. Operating Cash Flow begins with pretax income and makes adjustments for cash and non-cash items including changes in the fair value of MSRs, value of capitalized servicing retained, depreciation and amortization, stock based compensation and cash taxes. Servicing core pretax earnings is a metric that is used by management to exclude certain non-recurring items to provide a better earnings per share comparison to prior periods.

About Nationstar
Based in Dallas, Texas, Nationstar earns fees through the delivery of quality servicing, origination and transaction based services related principally to single-family residences throughout the United States. Additional corporate information is available on the investors tab at www.nationstarmtg.com.

Forward Looking Statements
Any statements in this release that are not historical or current facts are forward looking statements. These forward looking statements include, but are not limited to, statements regarding: 2015 growth prospects, amount of acquisitions, expectations of HomeSearch, the impacts of our customer focused campaigns and our recapture rate. Servicing acquisition commitments represent a signed letter of intent or definitive agreement, but the transaction has not yet closed. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our most recent annual report and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Nationstar undertakes no obligation to publicly update or revise any forward looking statements or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars and shares in thousands, except per share data)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2014	September 30, 2014		December 31, 2014	December 31, 2013
Revenues:
Service related	$295,825	$376,388		$1,375,862	$1,384,222
Net gain on mortgage loans held for sale	153,539	127,936		597,206	702,763
Total revenues	449,364	504,324		1,973,068	2,086,985

Total expenses and impairments	362,623	327,224		1,357,691	1,402,278

Other income (expense):
Interest income	49,394	43,314		179,592	197,220
Interest expense	(103,692)	(116,673)		(516,387)	(538,805)
Gain on disposal of property	—	4,898		4,898	—
Gain (loss) on interest rate swaps and caps	(404)	940		2,404	3,132
Total other income (expense)	(54,702)	(67,521)		(329,493)	(338,453)

Income before taxes	32,039	109,579		285,884	346,254
Income tax expense / (benefit)	12,618	(1,700)	(1)	64,860	129,200
Net income	19,421	111,279		221,024	217,054

Less: Net gain (loss) attributable to noncontrolling interests	419	54		306	—
Net income attributable to Nationstar	19,002	111,225		220,718	217,054

Other comprehensive income, net of tax:
Change in value of designated cash flow hedge, net of tax of ($1,183), $1,183, and $0, respectively	—	—		(1,963)	1,963
Comprehensive income	$19,002	$111,225		$218,755	$219,017

Earnings per share:
Basic earnings per share	$0.21	$1.23		$2.47	$2.43
Diluted earnings per share	$0.21	$1.22		$2.45	$2.40
Weighted average shares:
Basic	89,596	90,120		89,521	89,415
Dilutive effect of stock awards	789	1,001		499	853
Diluted	90,385	91,121		90,020	90,268

Dividends declared per share	—	—		—	—

(1) In the third quarter, Nationstar released a deferred tax valuation allowance in the amount of $44 million which resulted in a tax credit during the period. The valuation allowance was released as a result of Nationstar's recent growth and profitable results and the expectation of continued growth and profitability in the future.

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31, 2014	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$299,002	$269,735	$441,902
Restricted cash	285,530	294,044	592,747
Mortgage servicing rights	2,961,321	2,910,640	2,503,162
Advances	2,546,362	2,770,622	5,002,202
Reverse mortgage interests	2,383,647	1,956,952	1,528,000
Mortgage loans held for sale	1,277,931	1,697,041	2,603,380
Mortgage loans held for investment	191,569	195,432	211,050
Property and equipment	129,611	121,635	119,185
Derivative financial instruments	91,051	88,333	123,878
Other assets	946,651	572,610	901,183
Total assets	$11,112,675	$10,877,044	$14,026,689

Liabilities and equity
Unsecured senior notes	$2,159,231	$2,159,651	$2,444,062
Advance facilities	1,901,783	1,601,219	4,550,424
Warehouse facilities	1,572,622	1,931,524	2,433,927
Payables and accrued liabilities	1,322,078	1,344,895	1,308,450
MSR related liabilities - nonrecourse	1,080,465	1,106,993	1,016,284
Derivative financial instruments	18,525	9,621	8,526
Mortgage servicing liabilities	65,382	78,954	82,521
Participating interest financing	1,433,145	1,367,382	1,103,490
2014-1 HECM securitization	259,328	—	—
Nonrecourse debt - Legacy Assets	75,838	78,481	89,107
Total liabilities	$9,888,397	$9,678,720	$13,036,791

Total equity	1,224,278	1,198,324	989,898
Total liabilities and Shareholders' equity	$11,112,675	$10,877,044	$14,026,689

SERVICING SEGMENT
FINANCIAL AND OPERATING METRICS
(dollars in millions, unless noted)

	2014	2013	% Change	Q4’14	Q3’14	% Change
Total revenue	$1,071	$1,237	(13)%	$215	$280	(23)%
Pretax income	$221	$441	(50)%	$14	$90	(84)%
One-time items (1)	57	81	(31)%	8	4	93%
MSR Mark	49	(207)	(124)%	46	(1)	N/A
Core pretax income	$327	$316	3%	$69	$93	(26)%

Core pretax income margin	30%	26%	19%	32%	33%	(3)%
Core operating profitability (bps)	8.5	10.6	(20)%	7.3	9.9	(26)%

Ending UPB ($B)	$381	$391	(2)%	$381	$378	1%
Average UPB ($B)	$386	$299	29%	$379	$378	—%
60+ day delinquency rate	9.9%	11.8%	(16.1)%	9.9%	10.6%	(7)%
Annualized CPR rate	13.3%	14.8%	(10.1)%	13.3%	14.0%	(5)%

(1) One-time items include expenses related to advance sale transactions and ramp costs associated with bulk acquisitions.

SOLUTIONSTAR SEGMENT
FINANCIAL AND OPERATING METRICS
(dollars in millions, unless noted)

	2014	2013	% Change	Q4'14	Q3'14	% Change
Revenue - Real Estate Exchange	$154	$50	208%	$42	$43	(1)%
Revenue - Real Estate Services	168	96	75%	46	43	7%
Pretax income	$133	34	295%	$34	$35	(4)%
Pretax income margin	41%	23%	78%	39%	41%	(5)%
Property sales	20,937	12,456	68%	5,514	5,225	6%
REO ending inventory	9,062	7,433	22%	9,062	9,639	(6)%
3rd party business %	14%	29%	(52)%	17%	14%	19%

ORIGINATIONS SEGMENT
FINANCIAL AND OPERATING METRICS
(dollars in millions, unless noted)

	2014	2013	% Change	Q4'14	Q3’14	% Change
Revenue	$579	$712	(19)%	$145	$139	5%
Pretax income	191	131	45%	46	51	(9)%
One-time items (1)	19	37	-	—	3	-
Core pretax income	$209	$168	25%	$46	$54	(14)%
Core pretax income margin	36%	24%	50%	32%	39%	(18)%

Funded volume - consumer direct ($B)	$11.3	$19.5	(42)%	$2.5	$2.7	(6)%
Funded volume - total ($B)	$16.9	$23.8	(29)%	$3.6	$4.1	(12)%
Application volume ($B)	$3.2	$5.0	(36)%	$3.2	$3.5	(10)%
Locked pipeline ($B)	$3.1	$5.0	(37)%	$2.8	$2.4	19%
Recapture percentage	34%	48%	(29)%	27%	29%	(7)%
Purchase origination percentage of funded volume	28%	17%	65%	28%	31%	(10)%

(1) One-time items include expenses related to sight-sizing of operations, transition to single operating platform and ramp costs.

OPERATING CASH FLOW RECONCILIATION
(dollars in millions, unless noted)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2014	December 31, 2013

GAAP pretax income	$32	$110	$286	$346
Fair value adjustments / amortization	107	53	258	14
Servicing value retained	(52)	(66)	(238)	(248)
Other	31	24	57	(77)
Operating cash flow	$118	$121	$363	$35

(1) Includes depreciation and amortization, stock based compensation, and cash taxes.

2015 KEY METRICS
The following are key metrics Nationstar will use to measure our performance in 2015.

FY'15E
Servicing
UPB Growth	> 10%
Core Margin %	> 30%
Customer Complaint % (1)	<1.0%

Solutionstar
Overall Earnings Growth	> 30%
% of 3rd Party Revenue	> 20%
% Non-Default Revenue Mix	< 20%
Core Margin %	>35%

Originations
Volume ($B) - consumer direct (2)	$13.0
Recapture (% of voluntary run-off)	45%
Operational Turn Times (3)	<45 days
Pretax Income Margin (bps) - includes secondary gains	125

1) Customer complaint volume measures as number of complaints divided by average number of customers during the period.
2) Consumer direct includes portfolio recapture, new customer acquisition and Home Community Mortgage. Does not include correspondent.
3) Operational turn times defined as time from when application is submitted to processor to when the loan is funded.

SERVICING FEE INCOME BEFORE FAIR VALUE ADJUSTMENTS RECONCILIATION
(dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2014	December 31, 2013
Base servicing fee	$223,984	$223,989	$906,491	$847,120
Loss mitigation and performance-based incentive fees	17,550	15,088	57,219	47,943
Modification fees	12,726	30,611	68,196	117,062
Late fees and other ancillary charges	15,252	15,645	64,609	59,372
Reverse mortgage fees	26,352	13,093	68,351	55,559
Other servicing fee related revenues	23,872	19,960	113,625	63,306
Total base servicing fee income before MSR fair value adjustments	319,736	318,386	1,278,491	1,190,362

Changes in fair value due to inputs / assumptions:
MSR	(46,954)	63,449	2,825	355,586
MSR financing liability	(6,844)	(17,749)	11,598	—
Excess spread financing	7,600	(44,464)	(63,839)	(148,852)
Net change in fair value due to inputs / assumptions:	(46,198)	1,236	(49,416)	206,734

Other changes in fair value (amortization):
MSR	(71,079)	(68,757)	(250,204)	(297,128)
MSR financing liability	1,864	6,752	21,681	—
Excess spread financing	(4,074)	7,151	6,285	75,519
Net other changes in fair value:	(73,289)	(54,854)	(222,238)	(221,609)

Service related revenue	200,249	264,768	1,006,837	1,175,487
Net gain on mortgage loans held for sale	14,372	15,632	64,506	61,624
Total revenue	$214,621	$280,400	$1,071,343	$1,237,111

CORE EARNINGS PER SHARE RECONCILIATION
(dollars and shares in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2014	December 31, 2013
Net income attributable to Nationstar Inc.	$19,002	$111,225	$220,718	$217,054
Net gain (loss) attributable to noncontrolling interests	419	54	306	—
Net income	19,421	111,279	221,024	217,054

Income taxes (1)	12,618	(1,700)	64,860	129,200
Income before taxes	32,039	109,579	285,884	346,254

One-time items (2)	8,482	6,836	80,462	118,348
MSR mark	46,198	(1,236)	49,416	(206,734)
Core pretax income	86,719	115,179	415,762	257,868

Income taxes	(34,601)	(42,478)	(157,990)	(97,401)
Core income	$52,118	$72,701	$257,772	$160,467

Average share count	90,385	91,121	90,020	90,268

Core EPS	$0.58	$0.80	$2.86	$1.78

(1) In the third quarter, Nationstar released a deferred tax valuation allowance in the amount of $44 million which resulted in a tax credit during the period. The valuation allowance was released as a result of Nationstar's recent growth and profitable results and the expectation of continued growth and profitability in the future.

(2) 4Q'14 one-time items include legacy legal / advance reserves. 3Q'14 one-time items include gain on sale of facility in Scottsbluff, expenses related to the retirement of 10 7/8 unsecured notes, expenses related to the originations platform consolidation, expenses related to the completion of the sale of advances to NRZ, legal expenses, and severance expenses related to consolidation of servicing operations. 2013 one-time items include certain expenses related to the acquisition of the $200 billion servicing portfolio from Bank of America and other one-time expenses. These expenses include the advance hiring of servicing staff, recruiting expenses and licensing expenses, severance expenses and expenses related to the write-off of advance financing facility fees related to the advance sale to NRZ. 2014 one-time items include expenses related to right-sizing of operations, retirement of 10 7/8 unsecured notes and legacy legal / advance reserves.

SERVICING: CORE PRETAX INCOME RECONCILIATION
(dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2014	December 31, 2013
Pretax income	$14,144	$89,938	$220,751	$441,401
One-time items (1)	8,482	4,403	56,587	81,431

Changes in fair value due to inputs or assumptions
MSR	46,954	(63,449)	(2,825)	(355,586)
MSR financing liability	6,844	17,749	(11,598)	—
Excess spread	(7,600)	44,464	63,839	148,852
Net change in fair value due to inputs or assumptions	46,198	(1,236)	49,416	(206,734)

Servicing core pretax income	$68,824	$93,105	$326,754	$316,098

(1) 4Q'14 one-time items include legacy legal / advance reserves. 3Q'14 one-time items include expenses related to the completion of the sale of advances to NRZ and severance expenses related to consolidation of servicing operations. 2014 one-time items include expenses related to right-sizing of operations and legacy legal / advance reserves. 2013 one-time items include expenses related to ramp costs associated with bulk acquisitions.

ORIGINATIONS: CORE PRETAX INCOME RECONCILIATION
(dollars in thousands)

	For the Twelve Months Ended
	December 31, 2014	December 31, 2013
Pretax income	$190,524	$130,989
One-time items (1)	18,733	36,917

Originations core pretax income	$209,257	$167,906

(1) 2014 one-time items related to the originations platform consolidation. 2013 one-time items related to restructuring.

SEGMENT INCOME STATEMENT
(dollars in thousands)

	For the quarter ended December 31, 2014
	Servicing	Originations	Solutionstar	Operating	Corporate and Other	Elim.	Total

REVENUES:
Service related	$200,249	$5,566	$87,915	$293,730	$2,438	$(343)	$295,825
Net gain on mortgage loans held for sale	14,372	139,517	—	153,889	(350)	—	153,539
Total revenues	214,621	145,083	87,915	447,619	2,088	(343)	449,364

Total expenses and impairments	185,880	98,994	54,141	339,015	23,608	—	362,623
Other income (expense):
Interest income	32,522	14,280	—	46,802	2,249	343	49,394
Interest expense	(46,635)	(13,904)	136	(60,403)	(43,289)	—	(103,692)
Gain on sale of property	—	—	—	—	—	—	—
Gain (loss) on interest rate swaps and caps	(484)	—	—	(484)	80	—	(404)
Total other income (expense)	(14,597)	376	136	(14,085)	(40,960)	343	(54,702)

Pretax income (loss)	14,144	46,465	33,910	94,519	(62,480)	—	32,039
One-time items (1)	8,482	—	—	8,482	—	—	8,482
MSR Mark	46,198	—	—	46,198	—	—	46,198
Core pretax income	$68,824	$46,465	$33,910	$149,199	$(62,480)	$—	$86,719

Earnings per share							$0.21
Core earnings per share							$0.58

(1) One-time items include expenses related to legacy legal / advance reserves.

SEGMENT INCOME STATEMENT
(dollars in thousands)

	For the quarter ended September 30, 2014
	Servicing	Originations	Solutionstar	Operating	Corporate and Other	Elim.	Total

REVENUES:
Service related	$264,768	$25,318	$85,523	$375,609	$1,133	$(354)	$376,388
Net gain on mortgage loans held for sale	15,632	113,476	—	129,108	(1,172)	—	127,936
Total revenues	280,400	138,794	85,523	504,717	(39)	(354)	504,324

Total expenses and impairments	160,975	89,369	50,006	300,350	26,874		327,224
Other income (expense):
Interest income	18,369	18,903	—	37,272	5,688	354	43,314
Interest expense	(48,651)	(17,085)	(352)	(66,088)	(50,585)	—	(116,673)
Gain on sale of property	—	—	—	—	4,898	—	4,898
Gain (loss) on interest rate swaps and caps	795	—	—	795	145	—	940
Total other income (expense)	(29,487)	1,818	(352)	(28,021)	(39,854)	354	(67,521)

Pretax income (loss)	89,938	51,243	35,165	176,346	(66,767)	—	109,579
One-time items (1)	4,403	2,833	—	7,236	(400)	—	6,836
MSR Mark	(1,236)	—	—	(1,236)	—	—	(1,236)
Core pretax income	$93,105	$54,076	$35,165	$182,346	$(67,167)	$—	$115,179

MSR Mark							$1.22
Core earnings per share							$0.80

(1) One-time items include gain on sale of facility in Scottsbluff, expenses related to the retirement of 10 7/8 unsecured notes, expenses related to the originations platform consolidation, expenses related to the completion of the sale of advances to NRZ and severance expenses related to consolidation of servicing operations.

SEGMENT INCOME STATEMENT
(dollars in thousands)

	For the fiscal year ended December 31, 2014
	Servicing	Originations	Solutionstar	Operating	Corporate and Other	Elim.	Total

REVENUES:
Service related	$1,006,837	$43,954	$321,801	$1,372,592	$4,713	$(1,443)	$1,375,862
Net gain on mortgage loans held for sale	64,506	535,273	—	599,779	(2,573)	—	597,206
Total revenues	1,071,343	579,227	321,801	1,972,371	2,140	(1,443)	1,973,068

Total expenses and impairments	697,878	390,497	188,866	1,277,241	80,450	—	1,357,691
Other income (expense):
Interest income	91,713	72,031	—	163,744	14,405	1,443	179,592
Interest expense	(246,099)	(70,237)	(360)	(316,696)	(199,691)	—	(516,387)
Gain on sale of property	—	—	—	—	4,898	—	4,898
Gain (loss) on interest rate swaps and caps	1,672	—	—	1,672	732	—	2,404
Total other income (expense)	(152,714)	1,794	(360)	(151,280)	(179,656)	1,443	(329,493)

Pretax income (loss)	220,751	190,524	132,575	543,850	(257,966)	—	285,884
One-time items (1)	56,587	18,733	—	75,320	5,142	—	80,462
MSR Mark	49,416	—	—	49,416	—	—	49,416
Core pretax income	$326,754	$209,257	$132,575	$668,586	$(252,824)	$—	$415,762

Earnings per share							$2.45
Core earnings per share (1)							$2.86

(1) One-time items include expenses related to right-sizing of operations, retirement of 10 7/8 unsecured notes and legacy legal / advance reserves.

SEGMENT INCOME STATEMENT
(dollars in thousands)

	For the fiscal year ended December 31, 2013
	Servicing	Originations	Solutionstar	Operating	Corporate and Other	Elim.	Total

REVENUES:
Service related	$1,175,487	$62,011	$146,608	$1,384,106	$1,750	$(1,634)	$1,384,222
Net gain on mortgage loans held for sale	61,624	650,357	—	711,981	(9,218)	—	702,763
Total revenues	1,237,111	712,368	146,608	2,096,087	(7,468)	(1,634)	2,086,985

Total expenses and impairments	608,978	589,986	112,739	1,311,703	90,575	—	1,402,278
Other income (expense):
Interest income	90,913	87,713	—	178,626	16,960	1,634	197,220
Interest expense	(279,501)	(79,106)	(264)	(358,871)	(179,934)	—	(538,805)
Gain (loss) on interest rate swaps and caps	1,856	—	—	1,856	1,276	—	3,132
Total other income (expense)	(186,732)	8,607	(264)	(178,389)	(161,698)	1,634	(338,453)

Pretax income (loss)	441,401	130,989	33,605	605,995	(259,741)	—	346,254
One-time items (1)	81,431	36,917	—	118,348	—	—	118,348
MSR Mark	(206,734)	—	—	(206,734)	—	—	(206,734)
Core pretax income	$316,098	$167,906	$33,605	$517,609	$(259,741)	$—	$257,868

Earnings per share							$2.40
Core earnings per share							$1.78

(1) One-time items include expenses related to ramp costs associated with bulk acquisitions and expenses related to right-sizing of operations.